Execution Version
FIFTH AMENDMENT TO CREDIT AGREEMENT
    This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of April 8, 2021 is among CANADA GOOSE HOLDINGS INC., a corporation existing under the laws of British Columbia (“Holdings”), CANADA GOOSE INC., a corporation existing under the laws of Ontario (the “Borrower”), the subsidiaries of the Borrower listed on the signature pages hereto, the lenders listed on the signature pages hereto (the “Lenders”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of December 2, 2016 (as amended pursuant to that certain First Amendment to Credit Agreement, dated as of August 15, 2017, as supplemented as set forth in that certain supplement to the Credit Agreement posted by the Administrative Agent to the Lenders on SyndTrak on February 28, 2019 with respect to certain modifications to the Borrower’s financial reporting convention, as amended pursuant to that certain Third Amendment to Credit Agreement, dated as of May 10, 2019, as amended pursuant to that certain Refinancing Amendment and Fourth Amendment to Credit Agreement, dated as of October 7, 2020, and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to, but not including, the date hereof, the “Credit Agreement”; the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), among Holdings, the Borrower, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Amended Credit Agreement);
    WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein so as to, among other things, (i) provide for Refinancing Term Loans denominated in U.S. Dollars (the “2021 Refinancing Term Loans”) having terms as set forth in this Amendment and the Amended Credit Agreement, which 2021 Refinancing Term Loans will be used to refinance (the “Existing Term Loan Refinancing”) in full all of the 2020 Refinancing Term Loans (including, without limitation, the 2020 New Term Loans) that are outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”) and (ii) make other amendments to certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth below;

    WHEREAS, each Lender holding an Existing Term Loan immediately prior to the effectiveness of this Amendment (“Existing Term Lenders”) that executes and delivers a consent and executed signature page to this Amendment in the form of the “Lender Consent and New Commitment” attached to the Election Notice Memorandum posted on LendAmend on March 3, 2021 (a “Lender Consent”) electing the “Consent and Cashless Settlement Option” or the “Consent and Assignment Settlement Option” (such consenting Lender, an “Exchanging Term Lender”) will be deemed (i) to have agreed to the terms of this Amendment and the Amended Credit Agreement, (ii) to have agreed to exchange (as further described in the Lender Consent) the aggregate amount of its Existing Term Loans (each, a “Exchanged Term Loan”) set forth in that certain Cashless Settlement of Existing Term Loans letter, dated as of April 8, 2021, between the Borrower and the Administrative Agent (the “Cashless Settlement Letter”) for 2021 Refinancing Term Loans and (iii) upon the Fifth Amendment Effective Date to have exchanged its Exchanged Term Loan for a 2021 Refinancing Term Loan in an equal principal amount to such Exchanged Term Loan, which will be effectuated either by exercising a cash-less exchange option or through a cash settlement option selected by such Lender in its Lender Consent (subject to the terms and conditions set forth in Section 1(a) below);

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    WHEREAS, each Person that executes and delivers a signature page to this Amendment in the capacity of an “Additional Refinancing Term Lender” (each, an “Additional Refinancing Term Lender” and together with the Exchanging Term Lenders, the “2021 Refinancing Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment and the Amended Credit Agreement and (ii) to have committed to make, and confirms that it is prepared to provide, the 2021 Refinancing Term Loans to the Borrower on the Fifth Amendment Effective Date, in an amount equal to its commitment to provide such 2021 Refinancing Term Loans as set forth on Schedule A hereto (such loans, the “Additional Refinancing Term Loans”; such commitments, the “Additional Refinancing Term Loan Commitments”, and together with the Allocated Amount (as defined in the Cashless Settlement Letter) in respect of each Exchanging Term Lender electing the cash settlement option, the “2021 Refinancing Term Loan Commitments”), subject to the terms and conditions set forth herein;

    WHEREAS, after giving effect to the making of the 2021 Refinancing Term Loans, the Existing Term Lenders and 2021 Refinancing Term Lenders shall constitute 100% of Lenders.

    WHEREAS, the aggregate proceeds of the Additional Refinancing Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Term Loans (other than the Exchanged Term Loans (as defined below));

    WHEREAS, each Credit Party party hereto expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations under the Amended Credit Agreement, the Security Documents, and the other Credit Documents to which it is a party.

    NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

        Section 1. Exchange of Existing Term Loans; Agreement to Make 2021 Refinancing Term Loans. Subject only to the satisfaction or waiver of the conditions set forth in Section 3 hereof, on the Fifth Amendment Effective Date:

(a)As of the Fifth Amendment Effective Date, subject to the terms and conditions set forth herein, each Exchanging Term Lender agrees that an aggregate principal amount of its Exchanged Term Loans will be exchanged for 2021 Refinancing Term Loans either through a cashless rollover or a cash settlement by assignment, as selected in the Lender Consent delivered by such Exchanging Term Lender (and as such amount may be reduced by the Administrative Agent).
(b)As of the Fifth Amendment Effective Date, subject to the terms and conditions set forth herein, (1) each Exchanging Term Lender agrees that the aggregate principal amount of its Existing Term Loans not being exchanged either through a cashless rollover or a cash settlement by assignment, as selected in such Exchanging Term Lender’s Lender Consent (and as such amount not being exchanged may be increased by the Administrative Agent), equal to the amount notified to such Exchanging Term Lender by the Administrative Agent and all unpaid and accrued interest thereon up to but not including the Fifth Amendment Effective Date, will be repaid in full and (2) the Borrower agrees that the aggregate principal amount of the Existing Term Loans, including all unpaid and accrued interest thereon up to but not including the Fifth Amendment Effective Date, of each Lender holding Existing Term Loans that are not exchanged pursuant to Section 1(a)(i), will be repaid in full.

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(c)Each Additional Refinancing Term Lender severally agrees to make to the Borrower on the Fifth Amendment Effective Date one or more Additional Refinancing Term Loans denominated in U.S. Dollars in an aggregate amount equal to such Additional Refinancing Term Lender’s Additional Refinancing Term Loan Commitment, which Additional Refinancing Term Loans shall in the aggregate, together with the Exchanged Term Loans, be deemed to be incurred pursuant to a single borrowing and Class of 2021 Refinancing Term Loans.
(d)On the Fifth Amendment Effective Date, the Borrower shall apply the aggregate proceeds of the Additional Refinancing Term Loans to prepay in full the principal amount of all Existing Term Loans (other than the Exchanged Term Loans). The commitments of the 2021 Refinancing Term Lenders are several and not joint and no such 2021 Refinancing Term Lender will be responsible for any other 2021 Refinancing Term Lender’s failure to make or acquire the 2021 Refinancing Term Loans, by exchange, cash settlement, cashless roll or otherwise.
(e)The parties hereto acknowledge and agree that, for the avoidance of doubt, with respect to the 2021 Refinancing Term Loans, this Agreement shall constitute a “Refinancing Amendment” under the Credit Documents. The Borrower’s execution and delivery of this Agreement to the Administrative Agent shall constitute notice to the Administrative Agent by the Borrower requesting the 2021 Refinancing Term Loans pursuant to Section 2.14(h) of the Credit Agreement, and, for the avoidance of doubt, shall satisfy such notice requirement set forth in Section 2.14(h) of the Credit Agreement and any related notice requirement under Section 6 hereof in connection with the Existing Term Loan Refinancing.
        Section 2. Amendments to the Credit Agreement. Subject only to the satisfaction or waiver of the conditions set forth in Section 3 hereof, immediately upon giving effect to the Refinancing set forth in Section 1 above on the Fifth Amendment Effective Date:

(a)The Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached hereto as Exhibit A.
(b)Schedule 1.1(a) to the Credit Agreement is hereby restated in its entirety in the form of Schedule 1.1(a) attached to this Amendment.
    Section 3. Effectiveness. This Amendment shall become effective as of the date hereof (the “Fifth Amendment Effective Date”) so long as each of the following conditions precedent shall have been satisfied, or waived by all of the 2021 Refinancing Term Lenders:
(a)Amendment. The Administrative Agent shall have received this Amendment executed and delivered by a duly authorized officer of the Borrower, Holdings, the Administrative Agent and the 2021 Refinancing Term Lenders.
(b)Closing Certificate. The Administrative Agent shall have received:
(i)a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Credit Party dated as of the Fifth Amendment Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Credit

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Party and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization (or, if applicable, a certification that no change has been made to the applicable Organizational Documents since the Closing Date), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the applicable governing body of such Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (C) as to the incumbency and specimen signature of each Authorized Officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (i));
(ii)a certificate as to the good standing of each Credit Party (other than the UK Subsidiaries) as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization; and
(iii)a certificate dated as of the Fifth Amendment Effective Date and signed by an Authorized Officer of the Borrower, confirming compliance with the conditions precedent set forth in Sections 3(c) and 3(d) of this Amendment.
(c)Representations and Warranties. As of the Fifth Amendment Effective Date (immediately after giving effect to this Amendment), the representations and warranties set forth in Section 4 hereof are true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
(d)No Defaults or Events of Default. No Default or Event of Default exists or would result from the making of the 2021 Refinancing Term Loans and the application of the proceeds therefrom (if any).
(e)Opinions. The Administrative Agent shall have received executed legal opinions from (i) Ropes & Gray LLP and (ii) Stikeman Elliott LLP, each as counsel to the Credit Parties, dated as of the Fifth Amendment Effective Date.
(f)Fees and Expenses. The Borrower shall have paid all costs and out-of-pocket expenses (including attorneys’ fees) incurred by the Agents in connection with this Amendment to the extent invoiced at least three Business Days prior to the Fifth Amendment Effective Date (except as otherwise agreed by the Borrower) and to the extent required to be paid by the Borrower pursuant to that certain Engagement Letter, dated as of March 2, 2021, by and among the Borrower, Credit Suisse Loan Funding LLC and the other Joint Lead Arrangers party thereto.
(g)Patriot Act, Know Your Customer Regulation. The Administrative Agent shall have received (at least two (2) Business Days prior to the Fifth Amendment Effective Date) all documentation and other information about each Credit Party as has been reasonably requested in writing at least ten (10)

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Business Days prior to the Fifth Amendment Effective Date by the Administrative Agent or the 2021 Refinancing Term Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, and the requirements of 31 C.F.R. § 1010.230 (“Beneficial Ownership Regulation”), including without limitation, any certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
(h)Borrowing Notice. The Administrative Agent (or its counsel) shall have received a Notice of Borrowing with respect to the 2021 Refinancing Term Loans to be made on the Fifth Amendment Effective Date meeting the requirements set forth in Section 2.3 of the Amended Credit Agreement.
(i)Reaffirmations. The Administrative Agent shall have received (i) an English law deed of confirmation, executed and delivered by each Credit Party that is a party to any English law governed Security Document and (ii) a reaffirmation agreement, executed and delivered by each Credit Party that is party to any Canadian-law governed Security Document.
(j)Solvency Certificate. On the Fifth Amendment Effective Date, the Administrative Agent shall have received a certificate from the Chief Financial Officer of the Borrower (or other officer of the Borrower with similar responsibilities) to the effect that after giving effect to the making of the 2021 Refinancing Term Loans and transactions contemplated herein, the Borrower, together with the Restricted Subsidiaries on a consolidated basis, is Solvent.
(k)Accrued Interest. The Administrative Agent shall have received from the Borrower, for and on behalf of each Lender holding Existing Term Loans, payment in cash of all accrued and unpaid interest on or prior to the Fifth Amendment Effective Date with respect to the Existing Term Loans of such Lender.
Section 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrower and Holdings represent and warrant to each of the 2021 Refinancing Term Lenders and the Administrative Agent that, as of the Fifth Amendment Effective Date and immediately after giving effect to the amendments to occur on the Fifth Amendment Effective Date, as follows:

(a)This Amendment has been duly authorized by all necessary corporate, limited liability company or other entity action of the Borrower, Holdings and the other Credit Parties, has been executed and delivered by each of the Borrower, Holdings and the other Credit Parties and constitutes (and, to the extent such Person is a party to the Credit Agreement, the Credit Agreement as amended hereby will constitute) its legal, valid and binding obligation, enforceable against each of the Borrower, Holdings and the other Credit Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)The representations and warranties of each Credit Party set forth in the Credit Documents are, immediately after giving effect to this Amendment on such date, true and correct in all material respects on and as of the Fifth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such

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earlier date); provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
(c)Immediately after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.
Section 5. Reference to and Effect on Credit Documents.

(a)Each 2021 Refinancing Term Lender acknowledges and agrees that upon its execution of this Agreement and the making of the 2021 Refinancing Term Loans, as the case may be, that such 2021 Refinancing Term Lender shall become a “Lender” and “Term Loan Lender” under, and for all purposes of, the Amended Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder and under the applicable intercreditor agreements, as applicable, pursuant to Section 12.13 of the Amended Credit Agreement.
(b)Except as specifically amended herein, all Credit Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Collateral Agent under any of the Credit Documents, nor constitute a waiver of any provision of the Credit Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Documents.
(d)The Borrower and the other parties hereto acknowledge and agree that, on and after the Fifth Amendment Effective Date, this Amendment shall constitute a Credit Document for all purposes of the Amended Credit Agreement.
(e)On and after the Fifth Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument.
(f)Nothing herein shall be deemed to entitle Holdings, the Borrower or any other Credit Party to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Credit Document in similar or different circumstances.
(g)On and after the Fifth Amendment Effective Date, (i) the 2021 Refinancing Term Loan Commitments shall constitute “Term Loan Commitments”, “Refinancing Term Loan Commitments” and “Commitments”, in each case, under and as defined in the Amended Credit Agreement, (ii) the 2021 Refinancing Term Loans shall constitute “Term Loans”, “Refinancing Term Loans” and “Loans”, in each case, under and as defined in the Amended Credit Agreement and (iii) the 2021 Refinancing Term

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Lenders shall each constitute an “Term Loan Lender”, “Refinancing Term Lender” and a “Lender”, in each case, under and as defined in the Amended Credit Agreement.
Section 6. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement. Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute this Amendment through electronic means.
Section 7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
Section 9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10. Reaffirmation. Each of the Credit Parties party to the Guarantees, the Security Documents and the other Credit Documents, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time, hereby (i) reaffirms each Lien granted by such Credit Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the guaranties made pursuant to the Guarantees, (ii) acknowledges and agrees that the grants of security interests by and the guaranties of the Credit Parties contained in the Guarantees, the Security Documents and the other applicable Credit Documents are, and shall remain, in full force and effect after giving effect to this Amendment, (iii) the security created by the Security Documents governed by English law or to which the English Guarantors are party shall continue to secure its Secured Obligations (as defined in the Security Documents) under the Credit Documents after giving effect to this Agreement, (iv) that the obligations of the English Guarantors under the Guarantees, the Security Documents and the other Credit Documents would continue notwithstanding the proposed amendments which are expressly contemplated by the Credit Agreement (and fall within the original contemplation and purview of the parties thereto and the other applicable Credit Documents) and (v) acknowledges and agrees that the security created by the Security Documents governed by Canadian law or to which any Canadian Credit Party is a party shall continue to secure its Obligations (as defined in such Security Documents) under the Credit Documents after giving effect to this Agreement and the proposed amendments which are expressly contemplated herein and by the Credit Agreement and the other applicable Credit Documents fall within the original purview of the Obligations (as defined in such Security Documents and stated therein as being secured thereby). This Amendment shall not constitute a modification of the Credit Agreement, except as specified under Section 2 hereto, or a course of dealing with any Agent or any Lender at variance with the

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Amended Credit Agreement such as to require further notice by any Agent or any Lender to require strict compliance with the terms of the Amended Credit Agreement and the other Credit Documents in the future, except as expressly set forth herein. The Agents and the Lenders reserve all rights, privileges and remedies under the Credit Documents. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral for the Obligations or otherwise constitute or be considered as a new or re-granting of security with respect to the English Guarantors.
Section 11. Entire Agreement. The terms and provisions hereof, the Amended Credit Agreement and the other Credit Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
Section 12. Recordation of 2021 Refinancing Term Loans. Upon execution and delivery hereof, and the funding of the 2021 Refinancing Term Loans, the Administrative Agent will record in the Register the 2021 Refinancing Term Loans made by the 2021 Refinancing Term Lenders as “Term Loans”.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CANADA GOOSE HOLDINGS INC.

By:    /s/ Jonathan Stuart Sinclair
    Name: Jonathan Stuart Sinclair
    Title: Chief Financial Officer

By:    /s/ David Forrest
    Name: David Forrest
Title: Senior Vice President and General Counsel

CANADA GOOSE INC.

By:    /s/ Jonathan Stuart Sinclair
    Name: Jonathan Stuart Sinclair
    Title: Chief Financial Officer

By:    /s/ David Forrest
    Name: David Forrest
Title: Senior Vice President and General Counsel
[Signature Page to Fifth Amendment]
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CANADA GOOSE US, INC.

By:    /s/ Jonathan Stuart Sinclair
    Name: Jonathan Stuart Sinclair
    Title: Authorized Signatory

CANADA GOOSE INTERNATIONAL HOLDINGS LIMITED

By:    /s/ Jean-Marc Huët
    Name: Jean-Marc Huët
    Title: Director

CANADA GOOSE SERVICES LIMITED

By:    /s/ Jean-Marc Huët                Name: Jean-Marc Huët
    Title: Director

CANADA GOOSE UK RETAIL LIMITED

By:    /s/ Jean-Marc Huët                Name: Jean-Marc Huët
    Title: Director

[Signature Page to Fifth Amendment]
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BAFFIN LIMITED

By:    /s/ Jonathan Stuart Sinclair
    Name: Jonathan Stuart Sinclair
    Title: Director and President

BAFFIN US, INC.

By:     /s/ Jonathan Stuart Sinclair
    Name: Jonathan Stuart Sinclair
    Title: Director, President and Treasurer

[Signature Page to Fifth Amendment]
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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent, Collateral Agent and a 2021 Refinancing Term Lender

By: /s/ Judith E. Smith
Name: Judith E. Smith
Title: Authorized Signatory

By: /s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

[Signature Page to Fifth Amendment]
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SCHEDULE A

On file with the Administrative Agent.

Schedule A
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SCHEDULE 1.1(a)

On file with the Administrative Agent.

Schedule 1.1(a)
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Exhibit A
(Attached)
Exhibit A
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